SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2010

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2595 Jason Court, Oceanside, California 92056

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

International Stem Cell Corporation (the “Company”) held its Annual Meeting of Stockholders on April 28, 2010. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated March 30, 2010.

Proposal 1:	Election of 6 directors to hold office until the 2011 Annual Meeting:

A. Directors elected by holders of Series C Preferred Stock and Series D Preferred Stock.

	FOR	WITHHELD
Andrey Semechkin	25,200,000	0
Ruslan Semechkin	25,200,000	0

B. Directors elected by holders of Common Stock, Series A Preferred Stock and Series B Preferred Stock.

Kenneth C. Aldrich	47,075,000	92,089
Jeffrey D. Janus	47,080,400	86,689
Paul V. Maier	47,097,050	70,039
Donald A. Wright	47,095,850	71,239

Broker Non-Votes:                22,241,317

All of the foregoing candidates were elected.

Proposal 2:	Ratification of the selection of Vasquez & Company LLP as the Company’s independent public accountants for the Company’s fiscal year ending December 31, 2010:

FOR	AGAINST	ABSTAIN
68,093,679	154,315	1,160,412

Broker Non-Votes: none

The foregoing proposal was approved.

Proposal 3:	Approval of the 2010 Equity Participation Plan:

FOR	AGAINST	ABSTAIN
45,740,860	714,275	711,954

Broker Non-Votes: 22,241,317

The foregoing proposal was approved.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Ray Wood
Ray Wood
Chief Financial Officer

Dated: May 3, 2010